Exhibit 99.1

Baxano Surgical, Inc. Reports Operating Results for the Second Quarter of 2014,

Issues Third Quarter 2014 Guidance

– Second quarter revenue of $4.7 million, representing year-over-year growth of 20.1% and sequential growth of 5.5% –

–Net loss per share was $0.12 for the quarter, an improvement of 53.8% year-over-year and 36.8% sequentially –

– Avance MIS Pedicle Screw System Limited Market Release–

-Economic Analysis of AxiaLIF published in Peer Reviewed Journal-

RALEIGH, NC – (GLOBE NEWSWIRE) — August 5, 2014 — Baxano Surgical, Inc. (NASDAQ: BAXS), a medical device company focused on designing, developing and marketing minimally invasive products to treat degenerative conditions of the spine affecting the lumbar region, today announced its financial results for the second quarter ended June 30, 2014.

Comparison of Selected Financial Results (in millions, except per share data)

	Three Months Ended
	June 30, 2014	June 30, 2013	March 31, 2014
As Reported:
Total Revenue	$4.7	$3.9	$4.4
Net Loss	(5.9)	(8.5)	(9.1)
Net Loss per Common Share	(0.12)	(0.26)	(0.19)
Excluding special items*:
Net Loss	(8.5)	(6.9)	(9.1)
Net Loss per common share	(0.18)	(0.21)	(0.19)

* See “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information” Below.

Revenue was $4.7 million in the second quarter of 2014, representing a 20.1% increase from revenue of $3.9 million in the second quarter of 2013, and a 5.5% increase from revenue of $4.4 million in the first quarter of 2014. Domestic revenue was $4.5 million in the second quarter of 2014, compared to $3.7 million in the second quarter of 2013 and international revenue was static at $0.2 million in the second quarter of 2014 and 2013. Second quarter 2013 revenue included $0.8 million contributed by the iO-Flex® and iO-Tome® products acquired in connection with our acquisition of Baxano, Inc. on May 31, 2013, the operations of which have been included in our consolidated financial results since the date of the acquisition.

"We demonstrated solid sequential growth in the second quarter driven by improved revenue performance with our core products," commented Ken Reali, President and CEO of Baxano Surgical. "We are optimistic that our growing product portfolio focused in minimally invasive lumbar spine and execution of our hybrid sales channel will continue to drive sequential revenue growth through the remainder of 2014.”

Gross margin was 69.6% in the second quarter of 2014 as compared to 66.6% in the second quarter of 2013. Net loss was $5.9 million in the second quarter of 2014, compared to a net loss of $8.5 million in the second quarter of 2013 and a net loss of $9.1 million in the first quarter of 2014. Net loss per common share, basic and diluted, was $0.12 in the second quarter of 2014 compared to a net loss per share, basic and diluted, of $0.26 in the second quarter of 2013 and $0.19 in the first quarter of 2014.

Excluding special items, adjusted net loss in the second quarter of 2014 was $8.5 million, or $0.18 per common share, compared to adjusted net loss, excluding special items, of $6.9 million, or $0.21 per common share in the second quarter of 2013. Revaluation to fair value of derivative and common stock warrant liabilities generated the special gain of $2.7 million in the second quarter of 2014. Special items of $1.6 million in the second quarter of 2013 consisted of merger and integration expenses and expenses for the settlement with the U.S. government related to the 2011 Office of Inspector General subpoena. For additional information, see the “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information” below.

Subsequent Events

On June 30, 2014, Baxano Surgical, Inc. announced the commencement of its limited market release of the Avance MIS pedicle screw system. The first case was completed by Sameer Mathur, M.D. from Cary, North Carolina. The company anticipates a full market release of the Avance system in the fourth quarter of 2014.

On July 18, 2014, Baxano Surgical, Inc. announced that an economic analysis of minimally invasive spine fusion using AxiaLIF had been accepted for publication in the Journal of Managed Care Medicine. The analysis, conducted by Scott Parker, MD, and Matt McGirt, MD, assessed costs of reoperation rates, complication rates, blood loss, OR time and hospital stay in comparison to transforaminal lumbar interbody fusion (TLIF). The study found that AxiaLIF resulted in an approximately $4,500 lower cost per procedure when looking at these procedural parameters. The Journal of Managed Care Medicine is a leading peer-reviewed publication targeting the community of insurance company Medical Directors that make decisions regarding technologies to cover. The final published article will be available in the fall issue of the journal.

On August 5, 2014, Baxano Surgical, Inc. announced the issuance of separate patents for two of its key products, the AxiaLIF 1L+ system and the VEO Direct Lateral System. These patents bring the total number of domestic issued patents to 92.

Baxano Surgical Outlook

For the third quarter ending September 30, 2014, the Company expects total revenue in the range of $4.5 – $5.0 million.

Conference Call

Baxano Surgical will host a conference call today at 4:30 pm Eastern time to discuss its second quarter financial results and other corporate developments. To listen to the conference call on your telephone, please dial (877) 312-8823 for domestic callers and (253) 237-1182 for international callers approximately ten minutes prior to the start time. The call will be concurrently webcast. To access the live audio broadcast or the archived recording, use the following link at http://ir.Baxanosurgical.com/events.cfm.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

To supplement the Company’s consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses non-GAAP measures of certain components of financial performance, including net loss, net loss per common share and a pro forma consolidated statement of operations, which are adjusted from results based on GAAP. Although “as adjusted” financial measures are non-GAAP financial measures, the Company believes that the presentation of “as adjusted” financial measures calculated to reflect the Baxano, Inc. acquisition as if it had occurred at the beginning of 2013 and to exclude “special items” are useful adjuncts to the GAAP “as reported” financial measures. Pro forma adjustments include amortization of intangibles, interest costs associated with Baxano, Inc. preferred stock and convertible debt, and elimination of intercompany general and administrative expenses. “Special items” consist of the revaluation to fair value of derivative and common stock warrant liabilities, merger and integration expenses related to the merger with Baxano, Inc. and charges related to the settlement with the U.S. Department of Justice, including related legal fees. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and the Company’s prospects for the future. We believe that providing non-GAAP measures that adjust for the combined historical results of the Company and Baxano, Inc. and for significant extraordinary expenses allows comparison of our core operations from period to period. These non-GAAP measures may be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the most directly comparable GAAP measures.

About Baxano Surgical, Inc.

Baxano Surgical, Inc. is a medical device company focused on designing, developing, and marketing minimally invasive products to treat degenerative conditions of the spine affecting the lumbar region. Baxano Surgical currently markets the AxiaLIF® family of products for single and two level lower lumbar fusion, the VEO® lateral access and interbody fusion system featuring the REVEAL® retractor, the iO-Flex® system, a proprietary set of flexible instruments used by surgeons during spinal decompression procedures, the iO-Tome® instrument, which rapidly and precisely removes bone, specifically the facet joints, which is commonly performed in spinal fusion procedures and Avance™, an MIS pedicle screw system used in lumbar fusion procedures. Baxano Surgical was founded in May 2000 and is headquartered in Raleigh, North Carolina. For more information, visit www.baxanosurgical.com.

AxiaLIF®, VEO®, REVEAL®, iO-Flex® and iO-Tome® are registered trademarks of Baxano Surgical.

Forward Looking Statements

This press release includes statements that are based on our current beliefs and assumptions. These statements constitute "forward looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such express or implied forward-looking statements relate to, among other things, our expectations concerning management’s forecast of financial performance, the growth of our business and management’s plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, our ability to integrate the operations of, and achieve expected synergies and operating efficiencies in connection with the acquisitions of Baxano Inc., unanticipated acquisition costs and negative effects on our reported results of operations, our ability to expand our business and achieve profitability, technological innovation, our ability to effectively manage its facility, infrastructure and capacity needs, regulatory requirements and our ability to comply with changing or complex laws and maintain effective internal controls to ensure ongoing compliance, the pace of adoption of our product technology by spine surgeons, the outcome of coverage and reimbursement decisions by the government and third party payors, the success of our continuing product development efforts, the effect on our business of existing and new regulatory requirements, our ability to raise additional capital, our ability to comply with our settlement agreement and Corporate Integrity Agreement with certain entities of the U.S. government, the risks inherent in operating in foreign jurisdictions, stockholder class action lawsuits, the Company's ability to achieve revenue targets set forth it its credit facility and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with Baxano Surgical’s business, please review the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent quarterly reports on Form 10-Q. You are cautioned not to place undue reliance on these forward looking statements, which are based on Baxano Surgical's expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

Contact:

Baxano Surgical Inc.

Tim Shannon, Chief Financial Officer

919-926-8762

or

Stonegate, Inc.

Casey Stegman

214-987-4121

Baxano Surgical, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenue	$4,656	$3,877	$9,068	$6,977
Cost of revenue	1,417	1,295	2,680	2,327
Gross profit	3,239	2,582	6,388	4,650

Operating expenses:
Research and development	2,465	1,509	4,452	2,794
Sales and marketing	6,001	6,032	13,275	10,959
General and administrative	2,567	1,860	5,115	3,411
Merger and integration expenses	-	1,583	19	2,895
Charges related to U.S. Government settlement	-	69	-	160
Total operating expenses	11,033	11,053	22,861	20,219
Operating loss	(7,794)	(8,471)	(16,473)	(15,569)

Non-operating items:
Interest expense	(759)	(73)	(1,135)	(73)
Change in fair value of derivative and warrants	2,676	-	2,624	-
Other income, net	10	13	8	11
Net loss	$(5,867)	$(8,531)	$(14,976)	$(15,631)

Other comprehensive income (loss):
Foreign currency translation adjustments	(1)	1	(2)	-
Comprehensive loss	$(5,868)	$(8,530)	$(14,978)	$(15,631)

Net loss per common share – basic and diluted	$(0.12)	$(0.26)	$(0.31)	$(0.51)

Weighted average common shares outstanding - basic and diluted	48,520	33,408	47,793	30,379

Baxano Surgical, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

(Unaudited)

	June 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$2,326	$8,540
Restricted cash	569	610
Accounts receivable	3,754	4,699
Inventory	7,181	7,037
Prepaid expenses and other assets	720	475
Total current assets	14,550	21,361
Property and equipment, net	2,574	3,047
Goodwill	8,463	8,463
Intangible assets, net	14,765	15,530
Other long-term assets	1,851	577
Total assets	$42,203	$48,978

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$2,858	$3,693
Accrued expenses related to U.S. Government settlement	2,764	2,736
Accrued expenses	3,108	3,593
Current portion of long-term debt	1,940	563
Common stock warrant liability associated with convertible notes	1,454	-
Derivative liabilities associated with convertible notes	938	-
Total current liabilities	13,062	10,585
Credit facility, net of current portion and discount	5,043	6,268
Convertible notes, net of discount	5,470	-
Common stock warrant liability associated with credit facility	226	528
Other noncurrent liabilities	751	2,150

Stockholders' equity:
Common stock	5	5
Additional paid-in capital	203,442	200,260
Accumulated other comprehensive income	13	15
Accumulated deficit	(185,809)	(170,833)
Total stockholders' equity	17,651	29,447
Total liabilities and stockholders' equity	$42,203	$48,978

Baxano Surgical, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(14,976)	$(15,631)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,745	817
Stock-based compensation	669	620
Provision for bad debts	19	32
Revaluation of derivative and common stock warrant liabilities	(2,624)	-
Amortization of debt discount and deferred financing fees	485	-
Loss on sale of fixed assets	2	-
Changes in operating assets and liabilities:
Decrease in accounts receivable	926	451
(Increase) decrease in inventory	(144)	91
Increase in prepaid expenses	(245)	(270)
Decrease in accounts payable and accrued expenses	(1,372)	(1,146)
Decrease in accrued expenses related to U.S. Government settlement	(1,371)	(627)
Net cash used in operating activities	(16,886)	(15,663)

Cash flows from investing activities:
Purchases of property and equipment	(508)	(612)
Acquisition, net of cash received	-	(2,685)
Restricted cash classification	41	(62)
Net cash used in investing activities	(467)	(3,359)

Cash flows from financing activities:
Proceeds from convertible notes	9,994	-
Payment of convertible notes issue costs	(1,407)	-
Net proceeds from issuance of common stock	2,506	17,074
Proceeds from employee stock plans	48	10
Net cash provided by financing activities	11,141	17,084

Effect of exchange rate changes on cash and cash equivalents	(2)	(1)

Net decrease in cash and cash equivalents	(6,214)	(1,939)
Cash and cash equivalents, beginning of period	8,540	21,541
Cash and cash equivalents, end of period	$2,326	$19,602

Baxano Surgical, Inc.

Pro Forma Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30, 2013 As Reported	Baxano Inc. Results Prior to the Merger (1)	Pro Forma Adjustments (2)	Three Months Ended June 30, 2013 Pro Forma

Revenue	$3,877	$1,773	$-	$5,650
Cost of revenue	1,295	634	10	1,939
Gross profit	2,582	1,139	(10)	3,711
Operating expenses:
Research and development	1,509	412	2	1,923
Sales and marketing	6,032	1,776	1	7,809
General and administrative	1,860	315	91	2,266
Merger and integration expenses	1,583	2,160	-	3,743
Charges related to U.S. Government settlement	69	-	-	69
Total operating expenses	11,053	4,663	94	15,810
Operating loss	(8,471)	(3,524)	(104)	(12,099)
Other expense, net	(60)	(290)	219	(131)
Net loss	$(8,531)	$(3,814)	$115	$(12,230)

Net loss per common share - basic and diluted	$(0.26)			$(0.27)

Weighted average common shares outstanding - basic and diluted (3)	33,408			45,170

(1) includes the results of operations for Baxano Inc. for April and May 2013. The Merger was effective on May 31, 2013.

(2) pro forma adjustments reflect the amortization of intangible assets and depreciation on the fair value of the fixed assets acquired in the merger less the elimination of interest on Baxano Inc. debt not assumed by Baxano Surgical, Inc.

(3) weighted average common shares outstanding have been adjusted for merger related shares as if issued at the beginning of the period presented.

Baxano Surgical, Inc.

Pro Forma Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

(Unaudited)

	Six Months Ended June 30, 2013 As Reported	Baxano Inc. Results Prior to the Merger (1)	Pro Forma Adjustments (2)	Six Months Ended June 30, 2013 Pro Forma

Revenue	$6,977	$4,725	$-	$11,702
Cost of revenue	2,327	1,662	25	4,014
Gross profit	4,650	3,063	(25)	7,688
Operating expenses:
Research and development	2,794	1,318	4	4,116
Sales and marketing	10,959	5,437	4	16,400
General and administrative	3,411	939	227	4,577
Merger and integration expenses	2,895	3,054	-	5,949
Charges related to U.S. Government settlement	160	-	-	160
Total operating expenses	20,219	10,748	235	31,202
Operating loss	(15,569)	(7,685)	(260)	(23,514)
Other expense, net	(62)	(702)	548	(216)
Net loss	$(15,631)	$(8,387)	$288	$(23,730)

Net loss per common share - basic and diluted	$(0.51)			$(0.53)

Weighted average common shares outstanding - basic and diluted (3)	30,379			45,173

(1) includes the results of operations for Baxano Inc. for January 2013 to May 2013. The Merger was effective on May 31, 2013.

(2) pro forma adjustments reflect the amortization of intangible assets and depreciation on the fair value of the fixed assets acquired in the merger less the elimination of interest on Baxano Inc. debt not assumed by Baxano Surgical, Inc.

(3) weighted average common shares outstanding have been adjusted for merger related shares as if issued at the beginning of the period presented.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

GAAP net loss	$(5,867)	$(8,531)	$(14,976)	$(15,631)
Special items:
Merger and integration expenses	-	1,583	19	2,895
Change in fair value of derivative and common stock warrant liabilities	(2,676)	-	(2,624)	-
Charges related to U.S. Government settlement	-	69	-	160
Net loss excluding special items	$(8,543)	$(6,879)	$(17,581)	$(12,576)

GAAP net loss per share	$(0.12)	$(0.26)	$(0.31)	$(0.51)
Special items:
Merger and integration expenses	-	0.05	-	0.10
Change in fair value of derivative and common stock warrant liabilities	(0.06)		(0.05)
Charges related to U.S. Government settlement	-	-	-	0.01
Net loss excluding special items	$(0.18)	$(0.21)	$(0.36)	$(0.40)

Shares used in computing GAAP and non-GAAP loss per share	48,520	33,408	47,793	30,379

Reconciliation of Pro Forma Financial Information to Non-GAAP Financial Information

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Pro forma net loss	$(5,867)	$(12,230)	$(14,976)	$(23,730)
Special items:
Merger and integration expenses	-	3,743	19	5,949
Change in fair value of derivative and common stock warrant liabilities	(2,676)		(2,624)
Charges related to U.S. Government settlement	-	69	-	160
Pro forma net loss excluding special items	$(8,543)	$(8,418)	$(17,581)	$(17,621)

Pro forma net loss per share	$(0.12)	$(0.27)	$(0.31)	$(0.53)
Special items:
Merger and integration expenses	-	0.08	-	0.13
Change in fair value of derivative and common stock warrant liabilities	(0.06)		(0.05)
Charges related to U.S. Government settlement	-	-	-	-
Pro forma net loss excluding special items	$(0.18)	$(0.19)	$(0.36)	$(0.40)

Shares used in computing pro forma and pro forma non-GAAP loss per share	48,520	45,170	47,793	45,173